Exhibit 10.1

[Form of option agreement for grants to non-corporate officers]

April     , 2008

To:

We are pleased to notify you that you have been granted the following stock options (the “Options”) under the Rockwell Automation, Inc. 2008 Long-Term Incentives Plan (the “Plan”):

Date of Grant	Type of Grant	Number of Shares	Option Price
4/ /2008	NQ		$

The Options are granted under and may be exercised only upon the terms and conditions of this Stock Option Agreement, subject in all respects to the provisions of the Plan, as it may be amended. The enclosed Stock Option Terms and Conditions are incorporated in and are part of this Stock Option Agreement.

All option holders must activate an account with our stock option administrator, Charles Schwab, in order to exercise their stock options. There is no cost to open or maintain this account. If you already have a Schwab account, you need not open another. Please note that if you fail to activate an account with Schwab, you will experience unnecessary delays in the exercise of your options. You can find account information at http://scs.schwab.com/rockwell.

In partial consideration for the grant of the Options to you, you undertake and agree by your acceptance of this Stock Option Agreement that

(a)

during your employment with the Corporation or a Subsidiary (as such terms are defined in the Plan) and for two years after the date of your retirement or other termination of such employment, you shall not (i) directly or indirectly, except with the approval of the Corporation, engage or otherwise participate in any business that is competitive with any significant line of business of the Corporation or any of its Subsidiaries (otherwise than through ownership of not more than 5% of the voting securities of any such competitive business); or (ii) solicit or induce, or cause any other person or entity to solicit, any employee of the Corporation or any of its Subsidiaries to leave his or her employment with the Corporation or any of its Subsidiaries to accept employment or other engagement with any other person or entity; and

(b)

in the event that you breach this undertaking, in addition to any and all other remedies the Corporation may have, (i) the Corporation shall have the right to determine by written notice to you that any of the Options then outstanding shall immediately lapse and cease to be exercisable; and (ii) you agree to pay the Corporation upon written demand the amount of the excess of the Fair Market Value (as defined in the Plan) of any shares of Stock (as defined in the Plan) you acquired upon exercise of any of the Options (other than Options exercised more than two years before the date of your retirement or other termination of employment) over the exercise price for such Stock.

If a Change of Control (as defined in the Plan) shall occur, however, the foregoing provisions (a) and (b) shall immediately terminate as of, and shall not limit your activities after, the date of such Change of Control.

A copy of the Plan and the Plan Prospectus are provided. Please carefully read the enclosed documents and retain them for future reference.

The Options will lapse and be of no effect if a copy of this Stock Option Agreement, properly signed by you, is not received by the Corporate Compensation Department at the following address on or before May __, 2008, unless Rockwell Automation (in its sole discretion) elects in writing to extend that date:

Rockwell Automation, Inc.

Mail Stop: W-8S28

Corporate Compensation

1201 South Second Street

Milwaukee, WI 53204

Agreed to:	ROCKWELL AUTOMATION, INC.
Date: _________________

By:
Employee Signature		Douglas M. Hagerman
Senior Vice President,
General Counsel and Secretary

Enclosures

ROCKWELL AUTOMATION, INC.

2008 LONG-TERM INCENTIVES PLAN

STOCK OPTION TERMS AND CONDITIONS

(April     , 2008)

1.	Definitions

As used in these Stock Option Terms and Conditions, the following words and phrases shall have the respective meanings ascribed to them below unless the context in which any of them is used clearly indicates a contrary meaning:

(a)	Change of Control: Change of Control shall have the same meaning as such term has in the Plan.

(b)	Charles Schwab: Charles Schwab & Co., Inc., the stock option administrator whom Rockwell Automation has engaged to administer and process all Option exercises.

(c)	Corporation: Rockwell Automation and its Subsidiaries (as such term is defined in the Plan).

(d)	Customer Service Center: Charles Schwab’s Customer Service Center that is used to facilitate Option transactions. Contact Charles Schwab at (800) 654-2593.

(e)

Exercise Request and Attestation Form: The form attached as Exhibit 1 or any other form accepted by Charles Schwab in connection with the use of already-owned shares to pay all or part of the exercise price for the Option Stock to be purchased on exercise of any of the Options.

(f)	Options: The stock option or stock options listed in the first paragraph of the Stock Option Agreement dated April __, 2008 to which these Stock Option Terms and Conditions are attached.

(g)	Option Stock: The Stock issuable or transferable on exercise of the Options.

(h)	Plan: Rockwell Automation’s 2008 Long-Term Incentives Plan, as such Plan may be amended and in effect at the relevant time.

(i)	Rockwell Automation: Rockwell Automation, Inc., a Delaware corporation, and any successor thereto.

(j)

Schwab Equity Award Center®: Charles Schwab’s stock option management website that you can use to access your stock option account and to facilitate stock option transactions securely on the Web at http://scs.schwab.com/rockwell.

(k)	Stock: Stock shall have the same meaning as such term has in the Plan.

(l)	Stock Option Agreement: These Stock Option Terms and Conditions together with the Stock Option Agreement dated April __, 2008 to which they are attached.

2.	When Options May be Exercised

The Options may be exercised, in whole or in part (but only for a whole number of shares) and at one time or from time to time, as to one-third (rounded to the nearest whole number) of the Option Stock during the period beginning on April     , 2009 and ending on April     , 2018, as to an additional one-third (rounded to the nearest whole number) of the Option Stock during the period beginning on April     , 2010 and ending on April     , 2018 and as to the balance of the Option Stock during the period beginning on April     , 2011 and ending on April     , 2018, and only during those periods, provided that:

(a)

if you die while an Employee (as defined in the Plan), your estate, or any person who acquires the Options by bequest or inheritance, may exercise all the Options not theretofore exercised within (and only within) the period beginning on your date of death (even if you die before you have become entitled to exercise all or any part of the Options) and ending three years thereafter; and

(b)	if your employment by the Corporation terminates other than by death, then:

(i)	if your retirement or other termination date is before April __, 2009, the Options shall lapse on your retirement or other termination and may not be exercised at any time;

(ii)

if your employment by the Corporation is terminated for cause, as determined by the Committee (as defined in the Plan), the Options shall expire immediately upon notification of your termination and may not be exercised thereafter;

(iii)

if your employment by the Corporation terminates on or after April __, 2009 by reason of your retirement under a retirement plan of Rockwell Automation, or under a retirement plan of a subsidiary or affiliate of Rockwell Automation, and if you immediately begin either to receive pension payments under any such retirement plan or to receive retiree medical benefits, you (or if you die after your retirement date, your estate or any person who acquires the Options by bequest or inheritance) may thereafter exercise the Options within (and only within) the period starting on the date you would otherwise have become entitled to exercise the part of the Options so exercised and ending on the fifth anniversary of your retirement date; or if you retire prior to age 62, the earlier of (x) the fifth anniversary of your retirement date or (y) such earlier date as the Committee shall determine by action taken not later than 60 days after your retirement date; and

(iv)

if your employment by the Corporation terminates on or after April __, 2009 for any reason not specified in subparagraph (a) or in clauses (ii) or (iii) of this subparagraph (b), you (or if you die after your termination date, your estate or any person who acquires the Options by bequest or inheritance) may thereafter exercise the Options within (and only within) the period ending three months after your termination date but only to the extent they were exercisable on your termination date.

For purposes of this Section 2, if you are placed on salary continuation status in connection with your separation from the Corporation, you will be treated as not having terminated your employment with the Corporation until the last date on which you receive salary continuation payments from the Corporation, at which time your employment by the Corporation will be deemed terminated.

In no event shall the provisions of the foregoing subparagraphs (a) and (b) extend to a date after April __, 2018 the period during which the Options may be exercised.

Notwithstanding any other provision of this Agreement, if a Change of Control shall occur, then all Options then outstanding pursuant to this Agreement shall forthwith become fully exercisable whether or not then otherwise exercisable in accordance with their terms.

3.	Exercise Procedure

(a)

To exercise all or any part of the Options, you (or after your death, your estate or any person who has acquired the Options by bequest or inheritance) must contact the stock option administrator, Charles Schwab, by using the Customer Service Center or Schwab Equity Award Center® as follows:

(i)

contact the Customer Service Center by calling (800) 654-2593, Monday through Friday 9 a.m. to 9 p.m., ET, or exercise via the Web through the Schwab Equity Award Center® at http://scs.schwab.com/rockwell;

(ii)	confirm the Option transaction through the Customer Service Center or Schwab Equity Award Center®;

(iii)	at any time you may speak to a Customer Service Representative for assistance by calling (800) 654-2593;

(iv)	full payment of the exercise price for the Option Stock to be purchased on exercise of the Options may be made:

•	by check (wire) to your Charles Schwab account; or

•	in already-owned Stock; or

•	in a combination of check (wire) to your Charles Schwab account and Stock; or

•	by authorizing Charles Schwab or a third party approved by Rockwell Automation to sell the Stock (or a sufficient portion of the Stock) acquired upon exercise of the Options; and

(v)

in the case of an exercise of the Options by any person other than you seeking to exercise the Options, such documents as Charles Schwab or the Secretary of Rockwell Automation shall require to establish to their satisfaction that the person seeking to exercise the Options is entitled to do so.

(b)	An exercise of the whole or any part of the Options shall be effective:

(i)

if you elect (or after your death, the person entitled to exercise the Options elects) to pay the exercise price for the Option Stock entirely by check (wire), upon (A) completion of your transaction by using the Customer Service Center or Schwab Equity Award Center® and full payment of the exercise price and withholding taxes (if applicable) are received by Charles Schwab within three (3) business days following the exercise; and (B) receipt of any documents required pursuant to Section 3(a)(v) herein; and

(ii)

if you elect (or after your death, the person entitled to exercise the Options elects) to pay the exercise price of the Option Stock in Stock or in a combination of Stock and check, upon (A) completion of your transaction by using the Customer Service Center or Schwab Equity Award Center® and full payment of the exercise price (as described in Section 3(d) herein) and withholding taxes (if applicable) are received by Charles Schwab within three (3) business days following the exercise; and (B) receipt of any documents required pursuant to Section 3(a)(v) herein.

(c)

If you choose (or after your death, the person entitled to exercise the Options chooses) to pay the exercise price for the Option Stock to be purchased on exercise of any of the Options entirely by check, payment must be made by:

•	delivering to Charles Schwab a check (wire) in the full amount of the exercise price for such Option Stock; or

•

arranging with a stockbroker, bank or other financial institution to deliver to Charles Schwab full payment, by check or (if prior arrangements are made with Charles Schwab) by wire transfer, of the exercise price of such Option Stock.

In either event, in accordance with Section 3(e) herein, full payment of the exercise price for the Option Stock purchased must be made within three (3) business days after the exercise has been completed through the Customer Service Center or Schwab Equity Award Center®.

(d) (i)

If you choose (or after your death, the person entitled to exercise the Options chooses) to use already-owned Stock to pay all or part of the exercise price for the Option Stock to be purchased on exercise of any of the Options, you (or after your death, the person entitled to exercise the Options) must deliver to Charles Schwab an Exercise Request and Attestation Form and cash representing one share, per grant exercised, to settle the rounding of the exercise costs. To perform such a stock swap transaction or a partial swap transaction, the Exercise Request and Attestation Form must be submitted via fax (720) 785-8884 by 4 PM ET on the date of exercise. Any questions concerning a stock swap transaction should be referred to (877) 636-7551 (Stock Option Administration Group Hotline). The Exercise Request and Attestation Form must attest to your ownership of Stock representing:

•

at least the number of shares of Stock whose value, based on their Fair Market Value (as defined in the Plan) on the day you have exercised your Options through the Customer Service Center or Schwab Equity Award Center® , equals the exercise price for the Option Stock; or

•

any lesser number of shares of Stock you desire (or after your death, the person entitled to exercise the Options desires) to use to pay the exercise price for such Option Stock and a check in the amount of such exercise price less the value of the Stock to which you are attesting, based on the Fair Market Value on the day you have exercised your Options through the Customer Service Center or Schwab Equity Award Center®.

(ii)

If you choose (or after your death, the person entitled to exercise the Options chooses) to use Stock acquired upon exercise of the Options to pay all or part of the exercise price for the remaining Option Stock to be purchased on exercise of any of the Options, you (or after your death, the person entitled to exercise the Options) must contact the Customer Service Center at (800) 654-2593.

(iii)

Charles Schwab will advise you (or any other person who, being entitled to do so, exercises the Options) of the exact number of shares of Stock, valued in accordance with Section 4(a)(ii) of the Plan at their Fair Market Value on the date of exercise, and any funds required to pay in full the exercise price for the Option Stock purchased. In accordance with Section 3(e) herein, you (or such other person) must pay, by check, in Stock or in a combination of check and Stock, any balance required to pay in full the exercise price of the Option Stock purchased within three (3) business days after the exercise has been completed through the Customer Service Center.

(iv)

Notwithstanding any other provision of this Stock Option Agreement, the Secretary of Rockwell Automation may limit the number, frequency or volume of successive exercises of any of the Options in which payment is made, in whole or in part, by delivery of Stock pursuant to this subparagraph (d) to prevent unreasonable pyramiding of such exercises.

(e)

An exercise completed through the Customer Service Center or Schwab Equity Award Center®, whether or not full payment of the exercise price for the Option Stock is received by Charles Schwab, shall constitute a binding contractual obligation by you (or the other person entitled to exercise the Options) to proceed with and conclude that exercise of the Options (but only so long as you continue, or the other person entitled to exercise the Options continues, to be entitled to exercise the Options on that date). By your acceptance of this Stock Option Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) to deliver or cause to be delivered to Charles Schwab in full the exercise price for the Option Stock, that payment being by check, wire transfer, in Stock or in a combination of check and Stock, on or before the third business day after the date on which you complete the exercise through the Customer Service Center or Schwab Equity Award Center®. If such payment is not made, you (for yourself and on behalf of any other person who becomes entitled to exercise the Options) authorize the Corporation, in its discretion, to set off against salary payments or other amounts due or which may become due you (or the other person entitled to exercise the Options) any balance of the exercise price for such Option Stock remaining unpaid thereafter.

(f)

An Exercise Confirmation representing the number of shares of Option Stock purchased will be issued the third business day (i) after Charles Schwab has received full payment therefor or (ii) at Rockwell Automation’s or Charles Schwab’s election in their sole discretion, after Rockwell Automation or Charles Schwab has received (x) full payment of the exercise price of such Option Stock and (y) any reimbursement in respect of withholding taxes due pursuant to Section 5 herein.

4.	Transferability

The Options are not transferable by you otherwise than by will or by the laws of descent and distribution. During your lifetime, only you are entitled to exercise the Options.

5.	Withholding

Rockwell Automation, your employer and Charles Schwab shall have the right, in connection with the exercise of the Options in whole or in part, to deduct from any payment to be made by Rockwell Automation or Charles Schwab under the Plan an amount equal to the taxes required to be withheld by law with respect to such exercise or to require you (or any other person entitled to exercise the Options) to pay to it an amount sufficient to provide for any such taxes so required to be withheld. By your acceptance of this Stock Option Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) that if Rockwell Automation or Charles Schwab elects to require you (or such other person) to remit an amount sufficient to pay such withholding taxes, you (or such other person) must remit that amount within three (3) business days after the completion of the Option exercise. If such payment is not made, Rockwell Automation, in its discretion, shall have the same right of set-off with respect to payment of the withholding taxes in connection with the exercise of the Option as provided under Section 3(e) herein with respect to payment of the exercise price.

6.	Headings

The section headings contained in these Stock Option Terms and Conditions are solely for the purpose of reference, are not part of the agreement of the parties and shall in no way affect the meaning or interpretation of this Stock Option Agreement.

7.	References

All references in these Stock Option Terms and Conditions to Sections, paragraphs, subparagraphs or clauses shall be deemed to be references to Sections, paragraphs, subparagraphs and clauses of these Stock Option Terms and Conditions unless otherwise specifically provided.

8.	Entire Agreement

This Stock Option Agreement and the Plan embody the entire agreement and understanding between Rockwell Automation and you with respect to the Options, and there are no representations, promises, covenants, agreements or understandings with respect to the Options other than those expressly set forth in this Stock Option Agreement and the Plan.

9.	Applicable Laws and Regulations

This Stock Option Agreement and Rockwell Automation’s obligation to issue Option Stock hereunder are subject to applicable laws and regulations, as well as Rockwell Automation’s insider trading policies.

Exhibit 1  Exercise Request and Attestation Form (for use with already-owned shares)